UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2025

Liberty Global Ltd.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35961	98-1750381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda
(Address of Principal Executive Office)

+1.303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common shares	LBTYA	Nasdaq Global Select Market
Class B common shares	LBTYB	Nasdaq Global Select Market
Class C common shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Telenet BV (the “Company”) as original borrower and the Company, Telenet International Finance S.à r.l., Telenet Financing USD LLC and Telenet Group BV, as guarantors (each an “Original Guarantor” and together the “Original Guarantors”), The Bank of Nova Scotia as facility agent (the “Facility Agent”) and KBC Bank NV as security agent, among others, are parties to a Credit Agreement, originally dated August 1, 2007, as amended from time to time, and most recently amended and restated on June 30, 2025 (the “Credit Agreement”). Each Original Guarantor is a direct or an indirect wholly-owned subsidiary of Telenet Group Holding NV and Telenet Group Holding NV is an indirect wholly-owned subsidiary of Liberty Global Ltd.

Capitalized terms used below shall have the meanings given to them in the Amended and Restated Credit Agreement (as defined below).

On June 30, 2025, the Company, the Facility Agent, the entities named therein as Obligors and the entity named therein as Acceding Lender, among others, entered into a supplemental agreement (the “Supplemental Agreement”) to amend and restate the Credit Agreement (the Credit Agreement, as amended and restated by the Supplemental Agreement, the “Amended and Restated Credit Agreement”) to, among other things:

•provide for certain amendments to Clause 12.13 (Sustainability Adjustments) of the Credit Agreement;

•collapse the existing bifurcation of the Revolving Facility tranches (Revolving Facility A and Revolving Facility B) into a single Revolving Facility tranche with a Final Maturity Date of May 31, 2029; and

•increase the total commitments under the Revolving Facility by €30.0 million ($35.3 as at the June 30, 2025 exchange rate) by way of the accession of the Acceding Lender as a new Revolving Facility Lender.

The Supplemental Agreement and the Amended and Restated Credit Agreement are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Amended and Restated Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

4.1
Supplemental Agreement dated June 30, 2025, between, among others, Telenet BV as company and The Bank of Nova Scotia as facility agent and attached as a schedule thereto, a copy of the Amended and Restated Credit Agreement dated June 30, 2025, between, among others, Telenet BV as original borrower and The Bank of Nova Scotia as facility agent and KBC Bank NV as security agent.

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL LTD.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: July 1, 2025